[CONFIDENTIAL TREATMENT REQUESTED. CERTAIN
PORTIONS OF THIS AGREEMENT HAE BEEN REDACTED AND
SEPARATELY FILED WITH THE COMMISSION.]




                          LICENSE AND ROYALTY AGREEMENT

                                     BETWEEN

                           MANHATTAN SCIENTIFICS, INC.

                                       AND

                            NOVINT TECHNOLOGIES, INC.




                            DATED AS OF MAY 16, 2001


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                          LICENSE AND ROYALTY AGREEMENT

      THIS LICENSE AGREEMENT, made as of this 9th day of May, 2001 by and between MANHATTAN SCIENTIFICS, INC., a public Delaware corporation having offices located at 641 Fifth Avenue, New York, New York, USA ("MHTX") and NOVINT TECHNOLOGIES, INC., a private New Mexico corporation having offices located in Albuquerque, New Mexico ("NOVINT").

                              W I T N E S S E T H:

      WHEREAS, MHTX is engaged in, among other things, research, development and marketing of certain proprietary technologies, and products incorporating such technologies; and

      WHEREAS, Novint is engaged in the research and development of certain proprietary technologies and products in the area of Haptics (collectively the "Novint Technologies"); and

      WHEREAS, as used in this agreement, "Haptics" refers to a developing science of computer software and hardware technology that enables human users to experience sensations having to do with the sense of touch in the form of (1) force feedback (forces that are displayed to a user), (2) tactile feedback (force sensations that are displayed to a user's skin), and (3) kinesthesia (the sense of spatial location and internal physical sensation); and

      WHEREAS, MHTX desires to acquire an exclusive worldwide license to the existing and developing Novint Technologies in the Licensed Field of Use, subject to this License Agreement; and

      WHEREAS, Novint and MHTX signed and delivered (i) a Research and Development and License Agreement dated as of June 24, 2000 (the "R&D Agreement"), a photocopy of which is attached to this Agreement as Exhibit B, and (ii) a Sublicense Agreement dated as of June 23, 2000 (collectively, the "Prior Agreements") relating, in part, to (i) the performance of services by Novint in the research and development of Novint Technologies and (ii) the grant of certain license and sublicense rights to MHTX by Novint in the Novint Technologies in prescribed fields of use; and,

      WHEREAS, pursuant to an Agreement dated as of May 16, 2001, between MHTX, John Ranta, Walter A. Aviles, and Teneo Computing, Inc. a Delaware corporation ("Teneo"), a copy of which Agreement is hereby incorporated herein by reference (the "Teneo Agreement"), MHTX now owns all of the issued and outstanding shares of Teneo ; and,


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      WHEREAS, Teneo owns or is the licensee of certain proprietary technologies and products in the area of Haptics and virtual reality (collectively the "Teneo Technologies"), including but not limited to dental simulation software (the "Dental Simulation Software").

      NOW, THEREFORE, upon good and valuable consideration, the receipt and legal sufficiency of which are hereby acknowledged, the parties hereto do hereby agree as follows:

ARTICLE I: DEFINITIONS. As used in this License Agreement:

      1.1 Licensed Field of Use:
            1.1.1 Licensed Field of Use means XXXX
            1.1.2 Licensed Field of Use does not include: XXXX

      1.2 "XXXX Field of Use" shall mean XXXX.

            1.2.1 "Web Browser Applications" shall have the meaning given that term in the R&D Agreement.

            1.2.2 "Content Creation Applications" shall have the meaning given that term in the R&D Agreement.

            1.2.3 "Computer Network" shall have the meaning given that term in the R&D Agreement.

            1.2.4 "Content" shall have the meaning given that term in the R&D Agreement.

      1.3 "Net Revenue" shall have the meaning given that term in the R&D Agreement, as applied to the XXXX Field of Use and the Licensed Field of Use.

      1.4 "Sandia-Novint License" shall mean the License Agreement dated as of April 11, 2000 between Sandia Corporation and Novint, a photocopy of which is attached to this License Agreement as Exhibit A.

ARTICLE 2: GRANT OF LICENSE BY NOVINT TO MHTX.

      2.1 Within the Licensed Field of Use, and subject to the terms, conditions, and restrictions of (i) this License Agreement and (ii) the Sandia-Novint License, Novint hereby grants to MHTX an exclusive, worldwide license ( the "MHTX License") in and to all of the existing worldwide intellectual property rights arising out of or relating to the Novint Technologies, including without limitation patents, patent applications, trademarks, trademark applications, copyrights, copyright applications, software, computer programs, source code, computer hardware, know-how, trade secrets, discoveries, ideas, concepts, techniques, designs, specifications, and the like.

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      2.2 The MHTX License includes, without limitation, the right of MHTX to develop, upgrade, manufacture, distribute and sell in all market segments, products incorporating the Novint Technologies within the Licensed Field of Use, as well as the right to further develop, upgrade, and make derivative works based upon the Novint Technologies within the Licensed Field of Use; provided that MHTX shall pay Novint royalties upon such works in accordance with this Agreement and that all other rights of Novint under this Agreement shall apply to such works.

      2.3 The MHTX License includes, without limitation, the right of MHTX to sublicense and to sub-sublicense all of its rights under this Agreement; provided, however, that each such sub-licensee or sub-sub-licensee (together "Sub-Licensees") agrees to be subject to and bound by all of the terms and conditions of this License Agreement and of the Sandia-Novint License to the same extent as MHTX. Novint shall be a third party beneficiary of any agreement between MHTX and any sub-licensee or of any agreement between any sub-licensee and sub-sub-licensee.

      2.4 With respect to the Novint Technologies, and within the Licensed Field of Use, all discoveries, improvements, derivative works, inventions, patents, copyrightable expressions, trademarks, computer programs, software, upgrades, source code, computer hardware, research and development results, trade secrets and the like, conceived or first reduced to practice or fixed, know-how, ideas, concepts, techniques, designs, specifications, and the like, whether now known or hereinafter created, conceived or otherwise developed by Novint and/or its employees, contractors or affiliates in the performance of any research and development, are included (without limitation) for all purposes in the MHTX License.

      2.5 MHTX shall not disclose source code or technical information about the Novint Technologies to any third party without prior written approval of Novint.

      2.6 MHTX will use its reasonable best efforts to actively commercialize, and bring to market, products and services incorporating the Novint Technologies within the Licensed Field of Use. Novint acknowledges that MHTX is a technology incubator, that MHTX is and will continue to be actively involved in the development and commercialization of several technologies other than the Novint Technologies, and that MHTX will not be devoting its exclusive attention to the Novint Technologies. MHTX and Novint will negotiate in good faith an agreement relating to research and development services to be performed by Novint, or Novint's designee with MHTX's approval, for the further development of the Novint Technologies in the Licensed Field of Use according to milestone timetables and budgets acceptable to the parties.

      2.7 Pursuant to the requirements of the Sandia-Novint License, MHTX agrees to pay directly to Sandia Corporation the running royalty otherwise due from Novint to Sandia Corporation under the Sandia-Novint License if Novint for any reason does not or is not able to pay Sandia Corporation.

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ARTICLE 3: MHTX ROYALTIES FOR LICENSED FIELD OF USE. In consideration for the
MHTX License, MHTX shall pay Novint a perpetual license royalty of XXXX of Net Revenue (as defined in this Agreement) from the use, sublicensing or sub-sublicensing of the Novint Technologies within the Licensed Field of Use, the granting of any rights in or with respect to the Novint Technologies within the Licensed Field of Use, and/or from sales or lease of products incorporating or using the Novint Technologies or the sale or lease of services within the Licensed Field of Use (the "License Royalty").

ARTICLE 4: BREACH. If at any time (i) MHTX is obligated and fails to pay Novint any portion of the License Royalty that is due and payable, or (ii) breaches this License Agreement, or (iii) if MHTX fails to use its reasonable best efforts to actively commercialize the Novint Technologies within the Licensed Field of Use (each, a "MHTX Breach"), then in any such case Novint shall serve written notice of same to MHTX. If, within 60 days of receipt of such notice, MHTX fails to (a) cure such MHTX Breach, or (b) reasonably and in good faith, controvert such MHTX Breach in writing, then MHTX's License shall become non-exclusive. If MHTX controverts any MHTX Breach and it is finally determined that an MHTX Breach was committed, then MHTX's License shall become non-exclusive if such breach is not cured within 30 days of such final determination.

ARTICLE 5: GRANT OF LICENSE BY MHTX TO NOVINT.

      5.1 Subject to the terms, conditions, and restrictions of this License Agreement, and for good and valuable consideration (including without limitation the granting of additional shares of Novint common stock to MHTX, and the termination of MHTX's funding obligations under the R&D Agreement), MHTX hereby grants to Novint, and will cause Teneo to grant to Novint, an exclusive, worldwide license ( the "Novint License") in and to all of the existing worldwide intellectual property rights arising out of or relating to the Teneo Technologies in all fields of use, including without limitation patents, patent applications, trademarks, trademark applications, copyrights, copyright applications, software, computer programs, source code, computer hardware, know-how, trade secrets, discoveries, ideas, concepts, techniques, designs, specifications, and the like.

      5.2 The Novint License includes, without limitation, the right of Novint to develop, upgrade, manufacture, distribute and sell in all market segments, products incorporating the Teneo Technologies, as well as the right to further develop, upgrade, and make derivative works based upon the Teneo Technologies.

      5.3 The Novint License includes, without limitation, the right of Novint to sublicense and to sub-sublicense all of its rights under this Agreement; provided, however, that each such sub-licensee or sub-sub-licensee (together "Sub-Licensees") agrees to be subject to and bound by all of the terms and conditions of this License Agreement. MHTX and/or Teneo shall be a third party beneficiary of any agreement between Novint and any sub-licensee or of any agreement between any sub-licensee and sub-sub-licensee.

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      5.4 Beginning with the date of this agreement, and with respect to the
Teneo Technologies, all discoveries, improvements, derivative works, inventions, patents, copyrightable expressions, trademarks, computer programs, software, upgrades, source code, computer hardware, research and development results, trade secrets and the like, conceived or first reduced to practice or fixed, know-how, ideas, concepts, techniques, designs, specifications, and the like, conceived or otherwise developed by Novint and/or its employees, contractors or affiliates in the performance of any research and development, are owned by Novint.

      5.5 MHTX and Novint acknowledge that MHTX has an interest in actively commercializing the Dental Simulation Software through a venture with Moyco Technologies. If Novint participates in a venture with Moyco Technologies or its affiliates, it is presently intended that MHTX will receive appropriate equity in Moyco or its affiliates.

      5.6 In consideration of, among other things, the Novint License, Novint hereby: (a) assumes and agrees to timely pay and/or perform, on an ongoing basis, all liabilities and obligations of Teneo of any kind or nature, whether now known or hereinafter created, including without limitation the liabilities and obligations of Teneo referenced in the Teneo Agreement (collectively, "Teneo Obligations"); and (b) agrees to indemnify, defend, and hold MHTX harmless from and against the Teneo Obligations. In connection with the foregoing, it shall be Novint's responsibility to ascertain the substance and timing of the Teneo Obligations, and MHTX makes no representation or warranty to Novint with respect to same. Novint acknowledges that it has had the opportunity to conduct due diligence with respect to the Teneo Obligations, has been represented by counsel with respect to same, and undertakes its obligations under this paragraph freely and without coercion or duress.

ARTICLE 6: NOVINT ROYALTIES FOR XXXX FIELD OF USE; ASSUMPTION OF LIABILITIES. Novint shall pay MHTX a perpetual license royalty of XXXX of Net Revenue (as defined in this Agreement) from the use, sublicensing or sub-sublicensing of the Novint Technologies within the XXXX Field of Use, the granting of any rights in or with respect to the Novint Technologies within the XXXX Field of Use, and/or from sales or lease of products incorporating or using the Novint Technologies or the sale or lease of services within the XXXX Field of Use.

ARTICLE 7.  REPRESENTATIONS, WARRANTIES AND COVENANTS.

      7.1 Novint covenants, represents and warrants that, to the best of its knowledge, information and belief, without independent investigation:

            7.1.1 that the Novint Technologies are and will be original, are solely owned by, or are licensed to, Novint, are not subject to claims by any third parties, other than licensors, and do not infringe upon the rights of any third parties;

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            7.1.2 that Novint believes in good faith (and is aware of no contradictory facts) that the Novint Technologies are patentable, copyrightable or otherwise protectable;

            7.1.3 that entry into this agreement (and all related documents) with MHTX has been duly authorized and approved by the directors, officers, and shareholders of Novint, and that Novint has all requisite authority to make the License and enter into this agreement;

            7.1.4 that the existing employees of Novint have executed confidentiality and non-competition agreements in favor of Novint and MHTX (and acceptable to MHTX), or will do so within a reasonable time after execution of this Agreement, and that no employees will be hired in the future who have not signed such an agreement in favor of Novint and MHTX;

            7.1.5 that there are no claims, whether actual or threatened, against Novint, and that Novint is in compliance with all laws, rules, and regulations to which it is subject;

            7.1.6 that there are no liens, judgments or security interests of record to which Novint and/or the Novint Technologies are subject, except those granted to MHTX;

            7.1.7 that Novint has no agreements with any third parties that would (a) prevent Novint from entering into this agreement and granting the License; (b) be breached by this agreement becoming effective or the fulfillment of the obligations of Novint; and/or (c) invalidate this agreement in any respect;

            7.1.8 that Novint is a corporation duly organized, existing and in good standing under the laws of New Mexico. It is acknowledged that Novint intends to reincorporate in Delaware at an appropriate time;

            7.1.9 that Novint shall employ all reasonable and available means to invoke formal protection of the intellectual property arising out of or relating to the Novint Technologies in all appropriate jurisdictions to which the parties agree;

            7.1.10 that Novint believes in good faith (and is aware of no contradictory facts) that the inventions and products to be derived from the Novint Technologies within the Licensed Field of Use will work, that they will be commercially mass-producible at reasonable cost, and that they are practical and safe.

      7.2 MHTX covenants, represents and warrants that to the best of its knowledge, information and belief, without independent investigation:

            7.2.1 that MHTX is a corporation duly organized, existing and in good standing under the laws of the state of Delaware;

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            7.2.2 that entry into this Agreement (and all related documents)
with Novint has been duly authorized and approved by the directors and officers of MHTX, and MHTX has the requisite authority to enter into this Agreement;

            7.2.3 that there are no claims, whether actual or threatened, against MHTX, and that MHTX is in compliance with all laws, rules and regulations to which it is subject;

            7.2.4 that MHTX does not have any agreements with any third parties that would (a) prevent MHTX from entering into and performing this Agreement;
(b) be breached by this Agreement becoming effective or the fulfillment of the obligations of MHTX; and/or (c) invalidate this Agreement in any respect;


ARTICLE 8: INDEMNIFICATION.

      8.1 Novint hereby agrees to indemnify, defend and hold MHTX harmless from and against any and all liability, damage, claims (whether actual or threatened) or expense (including without limitation reasonable legal fees) arising out of or relating to the breach by Novint of any representation, warranty, covenant, or provision of this agreement.

      8.2 MHTX hereby agrees to indemnify, defend and hold Novint harmless from and against any and all liability, damage, claims (whether actual or threatened) or expense (including without limitation reasonable legal fees) arising out of or relating to the breach by MHTX of any representation, warranty, covenant, or provision of this agreement.

ARTICLE 9: NOTICES. Any notice or other communication in connection with this agreement shall be in writing and delivered by overnight courier and facsimile addressed to a party hereto at the addresses provided below (or to such person or address as such party shall specify in writing to the other parties hereto):

                                    If to Novint:

                                    Mr. Thomas Anderson
                                    Novint Technologies, Inc.
                                    8500 Menaul Blvd NE, Suite A210
                                    Albuquerque, New Mexico  87112

                                    If to MHTX:

                                    Marvin Maslow, CEO
                                    Manhattan Scientifics, Inc.
                                    641 Fifth Avenue, Suite 36F
                                    New York, New York 10022

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                                            And

                                    Jack Harrod, COO
                                    Manhattan Scientifics, Inc.
                                    127 Eastgate Drive

                                    Los Alamos, New Mexico 87544

                                        With a Copy to

                                    Scott L. Bach, Esq.
                                    Bach & Associates
                                    One Rockefeller Plaza, Suite 210
                                    New York, New York 10020

            Each party may designate a change of address by notice to the other party, given at least five (5) days before such change of address is to become effective.

            Any written notice shall be deemed to have been served forty-eight
(48) hours after the date it was transmitted in accordance with the foregoing provisions.

ARTICLE 10: MISCELLANEOUS.

      10.1 MODIFICATION. This agreement contains the entire understanding between the parties with respect to the subject matter hereof, and any promises, representations, warranties or guarantees not herein contained shall have no force or effect unless in writing, signed by all parties. Neither this agreement nor any portion or provision hereof may be changed, modified, amended, waived, supplemented, discharged, cancelled or terminated orally or by any course of dealing, or in any manner other than by an agreement in writing, signed by the party to be charged.

      10.2 GOVERNING LAW AND OTHER MATTERS. This agreement and the rights and obligations of the parties hereunder shall be governed by and construed in accordance with the laws of the State of New York. Novint and MHTX hereby (i) waive any right to trial by jury in any legal proceeding related in any way to this agreement; (ii) agree that venue of all disputes shall be in New York County; and (iii) waive any objection and consent to personal jurisdiction, subject matter jurisdiction and venue of and in the courts located in New York County.

      10.3 INVALIDITY. If any part of this agreement is contrary to, prohibited by, or deemed invalid under applicable laws or regulations, such provision shall be inapplicable and deemed omitted to the extent so contrary, prohibited or invalid, but the remainder hereof shall not be invalidated thereby and shall be given effect so far as possible.

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      10.4 BENEFIT OF AGREEMENT. This agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns only and is not intended for the benefit of any other party.

      10.5 CAPTIONS. The captions of the various sections and paragraphs of this agreement have been inserted only for the purpose of convenience. Such captions are not a part of this agreement and shall not be deemed in any manner to modify, explain, enlarge or restrict any of the provisions of the agreement.

      10.6 INCORPORATION BY REFERENCE. All of the "Whereas" clauses at the beginning of this agreement, and all of the Schedules and Exhibits annexed hereto, are hereby incorporated by reference and made a part hereof.

      10.7 COUNTERPARTS; WHEN EFFECTIVE. This agreement may be executed in counterparts. This agreement shall become effective and enforceable upon MHTX's receipt of a fully and properly executed original copy hereof bearing complete and mutually agreed copies of all schedules referenced herein.

      10.8 PROHIBITION OF ASSIGNMENT. None of the parties may assign this agreement to any third party without the prior written consent of all the parties hereto. Notwithstanding the foregoing, nothing shall prohibit any party from assigning its right to receive monies pursuant to this agreement to any third party, provided that the third party agrees that its right to receive monies is subject to the terms and conditions of this Agreement.

      10.9 FURTHER ASSURANCES. Novint and MHTX agree to promptly execute any and all documents and instruments necessary to effect, register, update and/or document the Sublicense. Further, MHTX agrees that it will place, or will require others with MHTX contracts, to place the trademark/service mark "e-Touch" on or within each product manufactured or service provided incorporating Novint Technology within reasonable guidelines to be specified by Novint.

      10.10 SUPERCESSION OF PRIOR AGREEMENTS. This License supercedes the Prior Agreements. Each of the Prior Agreements is terminated, including but not limited to, with respect to any license of Novint Technologies (as defined in the Prior Agreements).

            IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

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                                    MANHATTAN SCIENTIFICS, INC.


                                    By:
                                       --------------------------------------

                                    NOVINT TECHNOLOGIES, INC.


                                    By:
                                       --------------------------------------
                                           Thomas Anderson, President





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                                    EXHIBIT A

                              SANDIA-NOVINT LICENSE









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                                    EXHIBIT B

                       RESEARCH AND DEVELOPMENT AGREEMENT






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